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
                                             SECURITIES AND EXCHANGE COMMISSION
                                                   WASHINGTON, D.C. 20549

                                                          FORM S-8
                                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                  KINROSS GOLD CORPORATION
                                   (Exact name of Registrant as specified in its charter)

                                            PROVINCE OF ONTARIO, CANADA 98-016223
                                      (State or other jurisdiction of (I.R.S. Employer
                                     incorporation or organization) Identification No.)

                                                  52ND FLOOR, SCOTIA PLAZA
                                                     40 KING STREET WEST
                                              TORONTO, ONTARIO, CANADA M5H 3Y2
                                          (Address of Principal Executive Offices,
                                                     including Zip Code)

                                          ECHO BAY MINES LTD. SHARE INCENTIVE PLAN
                                          ECHO BAY MINES LTD. DIRECTOR EQUITY PLAN
                                               TVX GOLD INC. STOCK OPTION PLAN

                                                  (Full Title of the Plan)

                                  NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE:

                                                   SCOTT W. LOVELESS, Esq.
                                             Parr Waddoups Brown Gee & Loveless
                                             185 South State Street, Suite 1300
                                               Salt Lake City, Utah 84111-1537
                                                  Telephone: (801) 532-7840
                                                  Telecopy: (801) 532-7750
                                                    e-mail: swl@pwlaw.com

                                                          COPY TO:

                                                      Shelley M. Riley
                                                  Kinross Gold Corporation
                                                  52nd Floor, Scotia Plaza
                                                     40 King Street West
                                               Toronto, Ontario M5H 3Y2 Canada
                                                  Telephone: (416) 365-5123
                                                  Telecopy: (416) 363-6622

                                               CALCULATION OF REGISTRATION FEE

========================================= ================== =================== ====================== ===================
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                             AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED        REGISTERED(1)       PER SHARE(2)           PRICE(2)        REGISTRATION FEE(2)
----------------------------------------- ------------------ ------------------- ---------------------- -------------------
ECHO BAY MINES LTD. SHARE INCENTIVE PLAN
| |      Common Stock, no par value          582,428 shares         $26.55             $15,461,747
----------------------------------------- ------------------ ------------------- ---------------------- -------------------
ECHO BAY MINES LTD. DIRECTOR EQUITY PLAN      39,409 shares         $66.00             $ 2,600,921
| |      Common Stock, no par value
----------------------------------------- ------------------ ------------------- ---------------------- -------------------
TVX GOLD INC. STOCK OPTION PLAN
| |      Common Stock, no par value          439,818 shares          $4.90             $ 2,155,592
----------------------------------------- ------------------ ------------------- ---------------------- -------------------
                                   TOTAL   1,061,655 shares           N/A              $20,218,260            $1,636
========================================= ================== =================== ====================== ===================

-------------------------

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)  Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, this amount is calculated based upon the price at which the options outstanding under each of the above plans may be exercised.
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Kinross Gold Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2002 dated May 20, 2003, as amended on Form 40-F/A dated May 30, 2003, which contains, among other things, the consolidated balance sheets of the Registrant as of December 31, 2002 and 2001, and the consolidated statements of operations, common shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2002.

         (2)      The Registrant's Report on Form 6-K dated January 22, 2003.

         (3)      The Registrant's Report on Form 6-K dated January 29, 2003.

         (4)      The Registrant's Report on Form 6-K dated February 5, 2003.

         (5)      The Registrant's Report on Form 6-K dated February 6, 2003.

         (6)      The Registrant's Report on Form 6-K dated February 19, 2003.

         (7)      The Registrant's Report on Form 6-K dated February 20, 2003.

         (8)      The Registrant's Report on Form 6-K dated February 21, 2003.

         (9)      The Registrant's Report on Form 6-K dated March 10, 2003.

         (10)     The Registrant's Report on Form 6-K dated April 8, 2003.

         (11)     The Registrant's Report on Form 6-K dated April 25, 2003.

         (12)     The Registrant's Report on Form 6-K dated May 13, 2003.

         (13)     The Registrant's Report on Form 6-K dated May 29, 2003.

         (14)     The Registrant's Report on Form 6-K dated August 8, 2003.

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         (15)     The Registrant's Report on Form 6-K dated August 12, 2003.

         (16)     The Registrant's Report on Form 6-K dated August 20, 2003.

         (17)     The Registrant's Report on Form 6-K dated September 5, 2003.

         (18)     The Registrant's Report on Form 6-K dated September 15, 2003.

         (19)     The Registrant's Report on Form 6-K dated October 9, 2003.

         (20)     The Registrant's Report on Form 6-K dated October 21, 2003.

         (21) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A12B, filed on January 29, 2003, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 136 of the Business Corporation Act (Ontario) (the "Act") provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (collectively, the "Indemnified Party"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal or administrative action or proceeding (collectively, the "Action") to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

         (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

         Section 136 of the Act also provides that a corporation may, with the approval of the court, indemnify an Indemnified Party in respect of an action by or on behalf of the corporation to procure judgment in its favor (a "Derivative Action"), to which such person has been made a party by reason of being or having been a director or an officer of the corporation against all costs, charges and expenses reasonably incurred by such person in connection with such Derivative Action if he or she fulfills the conditions set forth in clauses (a) and (b) of the paragraph above.

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         If an Indemnified Party is substantially successful on the merits in his or her defense of an Action or Derivative Action and fulfills the conditions set forth previously, the Indemnified Party is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of such Action or Derivative Action to which he or she has been made a party by reason of being a director or officer.

         The Bylaws of the Registrant provide that an Indemnified Party shall at all times be indemnified by the Registrant in every circumstance where the Act so permits or requires. The Bylaws further provide that, subject to limitations in the Act regarding indemnities in respect of Derivative Actions, every person who at any time is or has been a director or officer of the Registrant or properly incurs or has properly incurred any liability on behalf of the Registrant or who at any time acts or has acted at the Registrant's request (in respect of the Registrant or any other person), and his or her heirs and legal representatives, shall at all times be indemnified by the Registrant against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him or her in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or contemplated) to which he or she is or may be made a party or in which he or she is or may become otherwise involved by reason of being or having been such a director or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him or her in any such capacity or otherwise in respect of any of the foregoing), and all appeals therefrom, if:

         (a) he or she acted honestly and in good faith with a view to the best interest of the Registrant; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

         The Bylaws further provide that the above described indemnification provisions shall not affect any other right to indemnification to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) above or any corresponding condition in the Act. The Bylaws also provide that the persons described above shall not be liable for any damage, loss, cost or liability sustained or incurred by the Registrant, except where so required by the Act, if such person acted honestly and in good faith with a view to the best interests of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See the Exhibit Index on page 7.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on October 31,
2003.

                                KINROSS GOLD CORPORATION


                                By:  /s/ Brian W. Penny/
                                     -------------------------------------------
                                     Brian W. Penny, Vice President, Finance and
                                         Chief Financial Officer


                                By: /s/ Scott W. Loveless/
                                    --------------------------------------------
                                    Scott W. Loveless, Authorized Representative
                                         in the United States


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Brian W.
Penny and Shelley M. Riley, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

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
                Signature                                   Title
                ---------                                   -----


/s/ Robert M. Buchan/                    President and Chief Executive Officer
----------------------------------       (Principal executive officer)
Robert M. Buchan

/s/ Brian W. Penny/                      Vice President, Finance and Chief Financial Officer
----------------------------------       (Principal financial and accounting officer)
Brian W. Penny

/s/ John A. Brough/                      Director
----------------------------------
John A. Brough

/s/ Scott A. Caldwell/                   Director
----------------------------------
Scott A. Caldwell

/s/ Arthur H. Ditto/                     Director
----------------------------------
Arthur H. Ditto

----------------------------------       Director
John M.H. Huxley

----------------------------------       Director
John A. Keyes

/s/ George F. Michals/
----------------------------------       Director
George F. Michals

/s/ Cameron A. Mingay/                   Director
----------------------------------
Cameron A. Mingay

----------------------------------       Director
John E. Oliver

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KINROSS GOLD CORPORATION

                                  EXHIBIT INDEX

         Regulation S-K
           Exhibit No.                           Description
    -------------------------                    -----------


               4.1 Articles of Amalgamation dated December 31, 2000 (incorporated by reference to Exhibit No. 3.1 to Registrant's Form 8-A, dated July 31, 2001)

               4.2 Registrant's Bylaws (incorporated by reference to Exhibit No. 3.2 to Registrant's Form 8-A, dated July 31, 2001)

               5.1 Opinion of Cassels Brock & Blackwell LLP, as to the legality of the securities offered

               23.1           Consent of Deloitte & Touche LLP

               23.2           Consent of PriceWaterhouseCoopers, LLP

               23.3           Consent of Ernst & Young, LLP

               23.4 Consent of Cassels Brock & Blackwell LLP (included in Exhibit No. 5.1)

               23.5 Consent of Steffen Robertson and Kirsten (Canada) Inc. regarding Crixas Mine, Brazil

               23.6 Consent of Victor J. Miller, P.E. regarding Fort Knox Mine, Alaska

               23.7 Consent of Dean T. Wilton P.G. regarding Fort Knox Mine, Alaska

               23.8           Consent of Robert Falletta regarding the Kubaka
                              Mine, Russia

               23.9 Consent of AMEC E&C Services Limited regarding La Coipa Mine, Chile

               23.10 Consent of Steffen Robertson and Kirsten (Canada) Inc. regarding Morro do Ouro, Brazil

               23.11 Consent of Maryse Belanger regarding Musselwhite Mine Operations

               23.12 Consent of Steffen Robertson and Kirsten (Canada) Inc. regarding Porcupine Joint Venture

               23.13 Consent of Frank K. Fenne, P.G. regarding Round Mountain Mine, Nevada

               23.14 Consent of Daniel B. Moore regarding Round Mountain Mine, Nevada

               24.1           Powers of Attorney (included on page 6)